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                                                                   EXHIBIT 10.3

                               GUARANTY AGREEMENT

        In this agreement "Guarantor" refers to each person, partnership, corporation, limited liability company, association or legal entity which signs this agreement. "Bank" refers to Bank of America, N.A., its successor and assigns.

        1. GUARANTOR'S PROMISE TO REIMBURSE BANK FOR BORROWER'S OBLIGATION TO BANK. To induce Bank to lend money, or extend other credit to Illuminet, Inc., a Delaware corporation ("Borrower"), or for other consideration, Guarantor guarantees payment to Bank of all the Obligations. "Obligations" means all principal, interest, late charges, loan fees, collection costs and expenses, attorneys' fees and legal expenses (including the allocated cost of in-house counsel, and including all legal fees incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies) which Borrower may now owe to Bank or for which Borrower may become obligated to pay or reimburse Bank for in the future arising out of the Revolving Note and the Converting Note each dated May 9, 2000, made by Borrower in the maximum principal amounts of $10,000,000 and $15,000,000 respectively, including all renewals, modifications, and extensions thereof, and shall also mean all "Obligations" as such term is defined in the Credit Agreement dated as of May 9, 2000, between Borrower and Bank, including all amendments thereto and restatements thereof.

        2. BENEFIT FROM GUARANTOR'S PROMISE. Guarantor is either financially interested in Borrower or will receive other benefits, directly or indirectly, as a result of Guarantor's promise.

        3. BANK'S RIGHT NOT TO PROCEED AGAINST BORROWER OR OTHERS. Guarantors promise is joint and several as to each of the individuals or entities signing below. Bank may enforce each Guarantor's promise without attempting to collect Borrower's Obligations from Borrower, any co-maker, any other guarantor, or anyone else who is liable for Borrower's Obligations.

        4. BANK'S RIGHT NOT TO PROCEED AGAINST COLLATERAL. Bank may enforce Guarantor's promise without attempting to enforce Bank's rights in any collateral Bank now has or may later acquire as security for Borrower's Obligations.

        5. OTHER RIGHTS OF BANK AND GUARANTOR'S WAIVER OF NOTICE. Bank may do any of the following things as many times as Bank wishes, without Guarantor's permission and without notifying Guarantor, and this will not affect Guarantor's promise:

                (a) Bank may extend the time for repayment of any of Borrower's Obligations.

                (b) Bank may renew any of Borrower's Obligations.

                (c) Bank may stop lending money or extending other credit to Borrower.

                (d) Bank may make any other changes in its agreement with Borrower.

                (e) Bank may exchange or release any collateral Bank now holds or may later acquire as security for Borrower's Obligations.



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                (f) Bank may apply any money or collateral received from or on behalf of Borrower to the repayment of any of Borrower's Obligations in any order Bank wishes.

        6. GUARANTOR'S ADDITIONAL WAIVERS OF NOTICE. Bank does not have to notify Guarantor of any of the following events and this will not affect Guarantor's promise:

                (a) Bank does not have to notify Guarantor of Bank's acceptance of Guarantor's promise.

                (b) Bank does not have to notify Guarantor when Bank lends money, leases equipment or extends other credit to Borrower or acquires Obligations of Borrower.

                (c) Bank does not have to notify Guarantor of Borrower's failure to pay Borrower's Obligations when due, or of Borrower's failure to perform any other duty owed to Bank when required.

Bank will use its reasonable efforts to notify Guarantor of any failure by Borrower to pay the Obligations when due; provided, however, any reasonable failure or delay by Bank in doing so shall not affect Guarantor's promise.

        7. GUARANTOR'S DUTY TO KEEP INFORMED OF BORROWER'S FINANCIAL CONDITION. Guarantor is now adequately informed of Borrower's financial condition, and Guarantor agrees to keep so informed. Bank does not have to provide Guarantor with any present or future information concerning the financial condition of Borrower, and this does not affect Guarantor's promise. Guarantor has not relied on financial information furnished by Bank.

        8. GUARANTOR'S AGREEMENT TO POSTPONE RIGHTS AGAINST BORROWER. By paying Bank under this agreement, Guarantor may acquire rights against Borrower such as subrogation rights. Guarantor agrees not to exercise any of those rights until Borrower has fully paid its Obligations to Bank.

        9. GUARANTOR'S ASSIGNMENT OF RIGHTS AGAINST BORROWER. Guarantor assigns to Bank all rights Guarantor may have against Borrower or Borrower's property in any proceeding under the federal Bankruptcy Code, or any receivership or insolvency proceeding. This assignment includes all rights of Guarantor to be paid by Borrower even though they have nothing to do with this agreement. However, when Bank has been fully paid everything owed under Guarantor's promise, these rights will automatically be reassigned by Bank to Guarantor, without any action by either of them, and Guarantor may then enforce any of these rights which still remain. This assignment does not prevent Bank from enforcing Guarantor's promise in any way.

        10. ATTORNEY'S FEES AND COLLECTION EXPENSES. Guarantor agrees to pay a reasonable attorneys' fee and all other reasonable costs and reasonable expenses which Bank may incur in enforcing or defending this agreement, whether or not a lawsuit is started.

        11. LAW THAT APPLIES AND WHERE GUARANTOR MAY BE SUED. This agreement is governed by Washington law. Guarantor consents to the personal jurisdiction of the courts of the State of Washington and the federal courts located in Washington so that Bank may sue



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Guarantor in Washington to enforce this agreement. Guarantor agrees not to claim that Washington is an inconvenient place for trial. At Bank's option, the venue (location) of any suit to enforce this agreement may be in Seattle, Washington.

        12.    MANDATORY ARBITRATION.

               (a) At the request of either Bank or Guarantor, any controversy or claim between Bank and Guarantor, arising from or relating to this agreement, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

               (b) Notwithstanding the provisions of subsection (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

               (c) No provision of this subsection shall limit the right of Guarantor or Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

        13. COUNTERPARTS. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument. This agreement shall become effective as to each Guarantor when a counterpart signed by such Guarantor is received, regardless of whether all other counterparts are received.

        14. WHOLE AGREEMENT. This agreement, including all counterparts, constitutes the entire understanding between Bank and Guarantor concerning the guaranty reflected by this agreement, and it may be changed only in writing signed by Bank and Guarantor.



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        GUARANTOR HAS READ THIS AGREEMENT AND RECEIVED A COPY. BY SIGNING THIS
AGREEMENT, GUARANTOR AGREES TO ITS TERMS. GUARANTOR UNDERSTANDS THAT, AS A RESULT, GUARANTOR IS LIABLE FOR THE OBLIGATIONS OF BORROWER IF BORROWER FAILS TO PAY BANK WHEN THEY ARE DUE. IF THIS HAPPENS, BANK MAY, IF IT WANTS, REQUIRE GUARANTOR TO PAY BORROWER'S OBLIGATIONS.

Dated as of May 9, 2000.

                                            Guarantor:

                                            ILLUMINET HOLDINGS, INC.

                                            /s/  DANIEL E. WEISS
                                            ------------------------------------
                                            By: Daniel E. Weiss
                                            Title: Vice President Finance,
                                            Chief Financial Officer, Treasurer,
                                            and Secretary



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